Exhibit 10.20

关于未履行承诺的约束措施的承诺函

Letter of Commitment on Restraint Measures for Nonperformance of the Commitments

鉴于北京通美晶体技术股份有限公司（以下简称“发行人”）拟申请首次公开发行股票并在科创板上市（以下简称“本次发行上市”），本企业作为发行人的控股股东，承诺如下：

In view that Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as “the Issuer”) plans to apply for an IPO (initial public offering) and be listed on the Science and Technology Innovation Board (hereinafter referred to as “this Listing”), our enterprise, as the controlling shareholder of the Issuer, undertakes as follows :

一、本企业保证将严格履行在发行人上市招股说明书中所披露的全部公开承诺事项中的各项义务和责任。

I. Our enterprise shall guarantee to strictly perform all obligations and responsibilities in all public commitments disclosed in the Issuer’s listing prospectus.

二、如本企业非因不可抗力原因导致未能完全或有效地履行公开承诺事项的，则本企业承诺将视具体情况采取以下措施予以约束：

II. If our enterprise fails to fully or effectively perform the public commitments due to force majeure, and then our enterprise shall undertake to take the following measures for restraint according t to the specific conditions:

1、本企业将在股东大会及中国证券监督管理委员会（以下简称“中国证监会”）指定的披露媒体上公开说明未履行承诺的具体原因；

1. Our enterprise will explain the specific reasons for nonperformance publicly at the shareholders’ meeting and in the disclosure media designated by China Securities Regulatory Commission (hereinafter referred to as “CSRC”);

2、若因本企业未能履行公开承诺事项导致投资者在证券交易中遭受损失的，本企业将依法赔偿投资者由此遭受的损失；

2. If our enterprise’s nonperformance of public commitments causes losses to the investors in the securities transactions, our enterprise will compensate the investors for the losses caused thereby according to law;

3、在本企业完全消除因本企业未履行相关承诺事项所导致的所有不利影响之前，本企业将暂不收取发行人所分配之红利或派发之红股；

3. Before our enterprise completely eliminates the adverse impact caused by our enterprise’s nonperformance of relevant commitments, our enterprise will not receive the dividend allocated by or bonus shares distributed by the Issuer for the time being;

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Exhibit 10.20

4、如本企业因未能履行公开承诺事项而获得经济收益的，该等收益归发行人所有，本企业应当在获得该等收益之日起五个工作日内将其支付至发行人指定账户。

4. If our enterprise obtains the economic gains due to its nonperformance of the public commitments, such gains shall belong to the Issuer, and our enterprise shall pay such gains to the account designated by the Issuer within five working days from the date when it obtains such gains.

三、如本企业因不可抗力原因导致未能履行公开承诺事项的，需提出新的承诺（相关承诺需按法律法规、发行人章程的规定履行相关审批程序）并接受如下约束措施，直至新的承诺履行完毕或相应补救措施实施完毕：

III. If our enterprise fails to perform the public commitments due to force majeure, our enterprise shall propose the new commitments (for the relevant commitments, the relevant examination and approval procedures shall be performed according to the laws and regulations as well as the stipulations in the Issuer’s Articles of Association) and accept the restraint measures as follows, until the new commitments are completed or the corresponding remedial measures are completed:

1、在股东大会及中国证监会指定的披露媒体上公开说明未履行的具体原因；

1. Explain the specific reasons for nonperformance publicly at the shareholders’ meeting and in the disclosure media designated by China Securities Regulatory Commission.

2、尽快研究将投资者利益损失降低到最小的处理方案，尽可能地保护投资者利益。

2. Study the disposal scheme for minimizing the losses to the investors’ benefits as soon as possible, so as to protect the benefits of the investors as far as possible.

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Exhibit 10.20

（本页无正文，为《关于未履行承诺的约束措施的承诺函》的签署页）

(Without text, this page is a signing page of Letter of Commitment on Restraint Measures for Nonperformance of the Commitments)

AXT, Inc. （盖章） (Sealed) 签署： Signed by: 姓名：MORRIS SHEN-SHIH YOUNG Name: MORRIS SHEN-SHIH YOUNG 职务：授权代表 Title: authorized representative 日期：年月日 Date: MM/DD/YY

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